COMMISSION FILE NUMBER 33-69716

                                  PRESS RELEASE

November 28, 2000. The Sands Hotel & Casino announced today that GB Holdings, Inc. (the "Company"), the parent company of the Sands Hotel & Casino (the "Company"), has filed a proposed Disclosure Statement and Plan of Reorganization in the bankruptcy cases involving the Claridge Hotel and Casino located in Atlantic City, New Jersey.

Alfred J. Luciani, the President and CEO of the Sands said, "We believe that we have proposed a transaction that will be beneficial to the Sands stockholders and the Claridge and will permit the combined companies to go forward as strong competitors." Under the proposed plan, a total of 5,652,000 shares of the common stock of the Company and certain cash would be distributed for the benefit of the holders of the Claridge First Mortgage Notes and trade creditors would receive a cash distribution of a minimum of 75% of their allowed claim amount on the effective date of the Plan or such higher amount as the Bankruptcy Court permits.

Mr. Luciani stated that he anticipated that the regulatory approvals necessary for the acquisition could be obtained expeditiously. "GB Holdings, which is currently licensed to own the Sands Hotel & Casino, would not face the type of opposition based on economic concentration, as would be inherent in an application by a large, multiple-licensed casino operator in Atlantic City."

Park Place Entertainment Corporation ("Park Place") has also filed a plan of reorganization in this case, pursuant to which, inter alia, Park Place would acquire the Claridge Hotel and Casino. For the following reasons, the Company believes that its plan is superior to Park Place's plan:

         (i) The Company believes that its Plan provides for a distribution of a higher value to holders of First Mortgage Notes and other creditors;

         (ii) The distribution of common stock of the Company will allow the holders of the First Mortgage Notes to participate in any increase in value of the Company;

         (iii) While the Company intends to consolidate some of the operating departments of the Sands and the Claridge, the Company intends to keep the casino at the Claridge open and believes that Park Place may plan to close the casino; and

         (iv) The Company believes that Park Place, self described as the world's largest gaming company, which already operates four casinos under three casino licenses in New Jersey, wields significant purchasing power and adding a fifth casino to its realm in Atlantic City would augment its purchasing power and allow it to achieve cost savings at the expense of trade creditors.

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Certain information  included in this press release contains statements that are forward-looking,  such as statements relating to future performance and business
development  activities  and  competition.   Such  forward-looking   information
involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in the interest rates), domestic or global economic conditions, activities of competitors and the presence of new or additional competition, fluctuations and changes in customer preferences and attitudes, changes in federal or state tax laws of the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions). For more information regarding the Company and risks applicable to its business, please review the filings of the Company and its affiliates, GB Property Funding Corp. and Greate Bay Hotel and Casino, Inc. with the Securities and Exchange Commission (the "Commission"), including the Company's reports on Forms 10-K and 10-Q.

IMPORTANT: INVESTORS ARE URGED TO READ RELEVANT DOCUMENTS THAT ARE FILED WITH THE COMMISSION REGARDING THIS TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH DOCUMENTS ARE AVAILABLE WITHOUT CHARGE FROM THE COMMISSION'S WEBSITE (HTTP://WWW.SEC.GOV).


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